Exhibit 10.2

CONSULTING AGREEMENT

Effective October 1, 2023 Thomas Krywe (“Consultant”) and Spire Global, Inc. (“Company”) agree as follows:

1.
Services; Payment; No Violation of Rights or Obligations. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant and only those such employees who have been approved in writing in advance by Company. Consultant agrees that it will not (and will not permit others to) violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.
2.
Ownership Rights; Proprietary Information; Publicity.
a.
Company shall own all right, title and interest (including all intellectual property rights of any sort throughout the world) relating to any and all inventions, works of authorship, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Agreement that relate to the subject matter of or arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. All Inventions are work made for hire to the extent allowed by law and, in addition, Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.
b.
Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company or in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement.

Exhibit 10.2

Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
c.
As additional protection for Proprietary Information, Consultant agrees that during the period over which it is to be providing the Services and for one (1) year thereafter, Consultant will not directly or indirectly encourage or solicit any employee or consultant of Company to leave Company for any reason. Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of Consultant’s obligation under this Agreement or otherwise.
d.
To the extent allowed by law, Section 2(a) and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like. Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant’s name in connection with promotion of its business, products or services. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.
e.
If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3.
Warranties and Other Obligations. Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein (and has written enforceable agreements with all persons necessary to give it the rights to do the foregoing and otherwise fully perform this Agreement); (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect.

Exhibit 10.2

4.
Termination. If either party breaches a material provision of this Agreement, the other party may terminate this Agreement upon ten (10) days’ notice, unless the breach is cured within the notice period. Company also may terminate this Agreement at any time, with or without cause, upon thirty (30) days’ notice, but, if (and only if) such termination is without cause, Company shall upon such termination pay Consultant all unpaid, undisputed amounts due for the Services completed prior to notice of such termination. Sections 2 (subject to the limitations set forth in Section 2(c)) through 8 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate the obligations contained in this Agreement to any other (or potential) client or employer of Consultant.
5.
Relationship of the Parties; Independent Contractor. Notwithstanding any provision hereof, Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind Company to any contract. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage. Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. Consultant will ensure that its employees, contractors and others involved in the Services, if any, are bound in writing to the foregoing, and to all of Consultant’s obligations under any provision of this Agreement, for Company’s benefit and Consultant will be responsible for any noncompliance by them. Consultant agrees to indemnify Company from any and all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, on account of the foregoing or any breach of this Agreement or any other action or inaction by or for or on behalf of Consultant.
6.
Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may fully assign and transfer this Agreement in whole or part.
7.
Notice. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or to such other address as such party last provided to the other by written notice.
8.
Miscellaneous. Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled

Exhibit 10.2

to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.
9.
Defend Trade Secrets Act. Consultant acknowledges receipt of the following notice under 18 U.S.C § 1833(b)(1), and will provide such notice to its employees, contractors and others involved in the Services, if any: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Spire Global, Inc.

By: /s/ Peter Platzer

Name: Peter Platzer

Title: CEO

Thomas Krywe

By: /s/ Thomas Krywe

Name: Thomas Krywe

EXHIBIT A

SCOPE OF WORK

Nature of Services	Supervisor	Term	Hours	Fixed Fee
Strategic Financial Advisory Services	Leo Basola (CFO)	October 1, 2023 – November 30, 2023	10 hours per week	Fixed Fee COBRA (Grossed Up) Medical: $3,990.68 Dental: $292.80 Vision: $36.23 Total: $4,320.00 per month